QuickLinks -- Click here to rapidly navigate through this document

EXHIBIT 23.1

CONSENT OF ERNST & YOUNG LLP

        We consent to the incorporation by reference in the following registration statements of our report dated February 6, 2003 with respect to the consolidated financial statements and financial statement of USA Interactive included in the Annual Report (Form 10-K) for the year ended December 31, 2002, filed with the Securities and Exchange Commission:

COMMISSION FILE NO.

Form S-8, No. 333-03717
Form S-8, No. 333-18763
Form S-8, No. 333-34146
Form S-8, No. 333-37284
Form S-8, No. 333-37286
Form S-8, No. 333-48863
Form S-8, No. 333-48869
Form S-8, No. 333-57667
Form S-8, No. 333-57669
Form S-8, No. 333-65335
Form S-8, No. 333-53909
Form S-8, No. 333-68388
Form S-8, No. 333-68120
Form S-3, No. 333-81576
Form S-3, No. 333-88850

/s/ ERNST & YOUNG LLP
New York, New York March 28, 2003

QuickLinks

CONSENT OF ERNST & YOUNG LLP